UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K/A
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of Earliest Event Reported): February 27, 2013
EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Maryland (Equity Residential)	1-12252 (Equity Residential)	13-3675988 (Equity Residential)

Illinois (ERP Operating Limited Partnership)	0-24920 (ERP Operating Limited Partnership)	36-3894853 (ERP Operating Limited Partnership)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 28, 2013, we filed a Current Report on Form 8-K reporting that on February 27, 2013, we closed our acquisition from Archstone Enterprise LP (which subsequently changed its name to Jupiter Enterprise LP) (“Archstone”) and its affiliates of certain assets and interests in various entities affiliated with Archstone, constituting a portfolio of apartment properties and other assets (the “Archstone Portfolio”). This Form 8-K/A amends the Form 8-K we filed on February 28, 2013 to include certain financial information relating to the Archstone Portfolio under Rule 3-14 and Article 11 of Regulation S-X.

Item 9.01. Financial Statements and Exhibits.

(a), (b) On February 27, 2013, Equity Residential, through its operating partnership, ERP Operating Limited Partnership (collectively with Equity Residential, the “Company”) completed the acquisition of the Archstone Portfolio from Archstone, an unrelated third party. The Company is hereby filing as Exhibits 99.1 and 99.2 certain financial information relating to the Archstone Portfolio under Rule 3-14 and Article 11 of Regulation S-X. The amounts disclosed in the financial statements provided pursuant to Article 11 of Regulation S-X are preliminary and may change when the final purchase accounting is completed.

The Archstone Portfolio was acquired from an unrelated third party. After reasonable inquiry, the Company is not aware of any material factors relating to the operations of the Archstone Portfolio not otherwise disclosed that would cause the reported historical financial information not to be necessarily indicative of future operating results.

Material factors considered in assessing the acquisition of the Archstone Portfolio included, but were not limited to, the opportunity to acquire high quality apartment properties primarily located in the Company's core strategic markets, representing top United States growth markets, and the following:

•
The Archstone Portfolio consists of seventy-one wholly owned and two partially owned unconsolidated operating properties consisting of 20,928 apartment units and three master-leased properties consisting of 853 apartment units, located primarily in high barrier to entry markets where the Company already operates. The Archstone Portfolio contains approximately 19.4 million net rentable square feet of residential space and approximately 500,000 square feet of commercial space. The historical and expected future cash flows of the properties are strong and stable and the properties have a collective occupancy percentage equal to 92.6%. The acquisition of the Archstone Portfolio closed on February 27, 2013 for a total purchase price of approximately $9.0 billion, including assumed debt.

Based on the above factors, the historical financial statements included herein relating to the acquisition have been audited for the Archstone Portfolio's most recent fiscal year. The historical financial statements included herein reflect 100% of the results of the two partially owned unconsolidated operating properties as required despite the various levels of partial ownership. In addition, the Archstone Portfolio is directly or indirectly owned by entities that elect or have elected to be treated as real estate investment trusts (“REITs”) for federal income tax purposes. Therefore, a presentation of estimated taxable operating results is not applicable.

(d)    Exhibits:

Exhibit Number	Exhibit
23.1	Consent of KPMG LLP - Equity Residential

23.2	Consent of KPMG LLP - ERP Operating Limited Partnership

99.1	Financial Statements of Real Estate Operations Acquired

Archstone Portfolio
Independent Auditors' Report
Combined Statement of Revenue and Certain Expenses
Notes to Combined Statement of Revenue and Certain Expenses

99.2	Pro Forma Financial Information

Equity Residential

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012 (unaudited) ERP Operating Limited Partnership Pro Forma Condensed C
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012 (unaudited)

ERP Operating Limited Partnership

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012 (unaudited) ERP Operating Limited Partnership Pro Forma Condensed C
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012 (unaudited)

Notes to Pro Forma Condensed Consolidated Balance Sheets and Pro Forma Condensed Consolidated
Statements of Operations for Equity Residential and ERP Operating Limited Partnership.

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL
Date: March 6, 2013	By:	/s/ Mark J. Parrell
	Name:	Mark J. Parrell
	Its:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date: March 6, 2013	By:	/s/ Ian S. Kaufman
	Name:	Ian S. Kaufman
	Its:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
ERP OPERATING LIMITED PARTNERSHIP BY: EQUITY RESIDENTIAL ITS GENERAL PARTNER
Date: March 6, 2013	By:	/s/ Mark J. Parrell
	Name:	Mark J. Parrell
	Its:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date: March 6, 2013	By:	/s/ Ian S. Kaufman
	Name:	Ian S. Kaufman
	Its:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

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